UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

December 17, 2003

MAXXIS GROUP, INC.

(Exact name of registrant as specified in its charter)

GEORGIA	0-31867	58-2278241

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1901 Montreal Road, Suite 108
Tucker, Georgia 30084

(Address of principal executive offices)

(770) 696-6343

(Registrant’s telephone number, including area code)

Item 3. Bankruptcy or Receivership.

      On December 15, 2003, Maxxis Group, Inc. (the “Company”) and four of its U.S. affiliates (collectively, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Northern District of Georgia— Atlanta Division (the “Bankruptcy Court”) (Case Nos. Maxxis Group, Inc. 03-77243; Maxxis 2000, Inc. 03-77244; Maxxis Nutritionals, Inc. 03-77245; Maxxis Resource and Development, Inc. 03-77247; and Maxxis Communications, Inc. 03-77248 [Jointly Administered under Case No. 03-77243])

EXHIBIT 99.2.	Voluntary Petitions for Maxxis Group, Inc. and four of its U.S. affiliates dated December 15, 2003.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXXIS GROUP, INC. Registrant

December 17, 2003	By:	/s/ Alvin Curry Alvin Curry President and Chief Executive Officer

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